EXHIBIT 10.1
AMENDMENT NO. 4 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     AMENDMENT NO. 4 dated as of April 28, 2010 (“Amendment”) between VIRCO MFG. CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), amending the Second Amended and Restated Credit Agreement dated as of March 12, 2008 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) between the Borrower and the Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
     WHEREAS, subject to the satisfaction of the conditions set forth herein, the Borrower and the Bank have agreed to certain amendments to the Credit Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Amendment to Section 5.8 of the Credit Agreement. Section 5.8 of the Credit Agreement hereby is amended and restated in its entirety as follows:
     Section 5.8. Dividends, Distributions.
     Make any distribution or declare or pay any dividends (in cash or other property, including stock of Borrower) on, or purchase, acquire, redeem, or retire any of Borrower’s stock, of any class, whether now or hereafter outstanding (each, a “Restricted Payment”); provided, however, that the Borrower may make Restricted Payments in an aggregate amount in any fiscal year not to exceed $2,500,000 so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) Borrower shall have delivered to Bank a Compliance Certificate, duly executed by the chief financial officer of Borrower, demonstrating that Borrower shall be in pro forma compliance with Sections 5.11, 5.12 and 5.13 after giving effect to the subject Restricted Payment, (c) the aggregate amount of the Restricted Payments comprised of dividends or distributions by Borrower made in any fiscal year does not exceed $2,000,000, and (d) immediately after giving effect to any such Restricted Payment, Availability is not less than $5,000,000.
     Section 2. Amendment to Section 5.12 of the Credit Agreement. Section 5.12 of the Credit Agreement hereby is amended and restated in its entirety as follows:
     Section 5.12. Minimum Consolidated Fixed Charge Coverage Ratio.
     Permit the Consolidated Fixed Charge Coverage Ratio (i) measured as of the end of each fiscal quarter of each fiscal year (other than the fiscal quarter ended April 30,

2010), to be less than 2.50 to 1.00, and (ii) as of the end of the fiscal quarter ended April 30, 2010, to be less than 2.25 to 1.00.
     Section 3. Amendment to Section 5.13 of the Credit Agreement. The table appearing in Section 5.13 of the Credit Agreement hereby is amended and restated in its entirety as follows:

Maximum Consolidated
Applicable Fiscal Quarter	Leverage Ratio
Fiscal quarter ended January 31, 2010	1.75 to 1.00

Fiscal quarter ended April 30, 2010	6.00 to 1.00

Fiscal quarter ended July 31, 2010	6.00 to 1.00

Fiscal quarter ended October 31, 2010	1.25 to 1.00

Fiscal quarter ended January 31, 2011	1.75 to 1.00

Fiscal quarter ended April 30, 2011	5.00 to 1.00

Fiscal quarter ended July 31, 2011	6.00 to 1.00

Fiscal quarter ended October 31, 2011	1.25 to 1.00

Fiscal quarter ended January 31, 2012	1.75 to 1.00
     Section 4. Consent to Amendments. The Guarantor hereby acknowledges and consents to this Amendment, and affirms and acknowledges that the Guaranty and each other

Loan Document to which it is a party remains in full force and effect and that such Person remains obligated thereunder without defense, offset or counterclaim of any kind whatsoever, as if such Guaranty or other Loan Document were executed and delivered to the Bank on the date hereof.
     Section 5. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that:
     (a) Representations and Warranties in Credit Agreement. Each of the representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement (i) were true and correct when made and (ii) after giving effect to this Amendment, continue to be true and correct on the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date).
     (b) Authority. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment (i) are within its power and authority, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention or any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower, (iv) do not conflict with any provision of the certificate of incorporation or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower, (v) do not and will not require any waivers, consents or approvals by any of its creditors which have not been obtained, or (vi) do not and will not require any approval which has not been obtained.
     (c) Enforceability of Obligations. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     (d) No Event of Default. No Event of Default or Default has occurred and is continuing.
     Section 6. Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions precedent have been satisfied:
     (a) The Borrower, the Guarantor and the Bank shall have delivered an executed counterpart of this Amendment.

     (b) The representations and warranties set forth in Section 5 hereof shall be true and correct on the effective date of this Amendment.
     (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, any Guarantor or the Bank.
     (d) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Bank, to the extent invoices therefor have been presented.
     (e) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Bank.
     Section 7. Admissions and Acknowledgments. The Borrower and the Guarantor expressly acknowledges and agrees with each of the following:
     (a) That such Person does not dispute the validity or enforceability of any of the Loan Documents or any of their respective obligations under any of the foregoing, or the validity, priority, enforceability, scope or extent of any charge, Lien, security interest or any other encumbrance of the Bank in, on or against any of the Collateral in any judicial, administrative or other proceeding;
     (b) That such Person shall not challenge or dispute the validity of any of its obligations under the Loan Documents to which it is party or any other obligations incurred by such Person pursuant to the Loan Documents; and
     (c) That the Indebtedness evidenced by the Loan Documents is secured by first priority, non-avoidable, perfected, valid and enforceable liens on and security interests in the Collateral, subject only to Permitted Liens.
     Section 8. Reference to and Effect on Loan Documents.
     (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
     (b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Bank under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     (c) Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or difference circumstances.
     (d) This Amendment shall be a Loan Document for all purposes.
     Section 9. Benefits of Amendment. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent contemplated by the Credit Agreement.
     Section 10. Interpretation. The Article and Section headings used in this Amendment are for convenience of reference only and shall not affect the construction hereof.
     Section 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Faxed signatures of this Amendment shall be binding for all purposes.
     Section 12. Severability. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.
     Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The arbitration provisions of Section 7.11 of the Credit Agreement are incorporated herein by reference.
     Section 14. Expenses. The Borrower agrees to pay the reasonable out-of-pocket expenses of the Bank, including but not limited to the reasonable fees, charges and disbursements, including but not limited to the fees, charges and disbursements of Gibson, Dunn & Crutcher LLP, special counsel for the Bank, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any subsequent waiver, amendment or modification of the Credit Agreement or any other Loan Document and the security arrangements in connection herewith or therewith.
     Section 15. No Course of Dealing. The execution and delivery of this Amendment shall not establish a course of dealing among the Bank, the Borrower and the Guarantors or in any other way obligate the Bank to hereafter provide any further amendments, waivers, or consents of any kind to the Borrower and the Guarantors.
     Section 16. Arm’s Length Agreement. Each of the parties to this Amendment agrees and acknowledges that this Amendment has been negotiated in good faith, at arm’s length, and not by any means forbidden by law.

     Section 17. Entire Agreement. This Amendment together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supercede all prior agreements, understandings, and inducements, whether express or implied, oral or written.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

VIRCO MFG. CORPORATION, as the Borrower
By:
	Name:	Robert E. Dose
	Title:	Vice President - Finance, Secretary and Treasurer

VIRCO, INC., as a Guarantor
By:
	Name:	Robert E. Dose
	Title:	Vice President - Finance, Secretary and Treasurer

[Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
	Name:	Mehdi Emrani
	Title:	Vice President

[Signature Page to Amendment No. 4 to Second Amended and Restated Credit Agreement]